UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C/A

(Amendment No. 1)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☑	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement

HYDROGEN FUTURE CORPORATION
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

HYDROGEN FUTURE CORPORATION

2525 Robinhood Street, Suite 1100
Houston, TX  77005

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Hydrogen Future Corporation, a Nevada corporation, in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect an amendment to our Articles of Incorporation (“Amendment”). The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, outstanding Series A, and Series B Preferred Stock, as well as our board of directors, by written consent on February 24, 2015. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date hereof.  We have attached a copy of the Amendment to this Information Statement for your reference.

The Amendment was effected as of February 24, 2015 but, under federal securities laws, is not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Amendment will be on or about March 18, 2015.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Amendment was not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Amendment.  The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.  Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Amendment.  In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Amendment be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on February 23, 2015 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	30,092,314 shares of common stock;

(ii)
100,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into common stock on a 1:250 basis and is able to vote on all matters upon which the common stockholders may vote;

(iii)	1 share of Series B Preferred Stock.

The transfer agent for our common stock is Transfer Online

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Amendment.  The persons that have consented to the Amendment hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Amendment.

AMENDMENT TO THE ARTICLES OF INCORPORATION

We are amending Section 1 of our Articles of Incorporation in its entirety to:

●	increase in the number of authorized shares of common stock of the Company from 40,000,000 shares to 3,000,000,000 shares.;

●	adjust the par value of the common stock to $0.00001;

These Amendments to our Articles of Incorporation will not adversely affect stockholders but will enable the Company’s board of directors, without further authorization from shareholders, to issue up to 3,000,000,000 shares of common stock for consideration deemed adequate in exchange for such shares.  We have attached a copy of the Amendment to this Information Statement.

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

We have discussed the possibility of issuing shares of common stock of the Company as a stock dividend, remuneration for management services, debt settlement, and incentive plans for new employees.    We do not have any agreements, arrangements, or understandings yet with respect to any further issuances of shares of common stock, but it is likely that we will issue more common stock up to the amount of common stock authorized by the amended Articles of Incorporation.  Any material common stock issuances will be disclosed in accordance with the disclosure requirements of the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 24, 2015 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common stock and (iv) all directors and officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Please read the footnotes to the table carefully, as the numbers and percentages calculated therein take into account certain Series A Preferred Shares, which is convertible into common stock on a 1:250 basis and are entitled to vote together with holders of our common stock on all matters upon which our common stockholders may vote.

	Amount and Nature of Beneficial Ownership
Name	Sole Voting and Investment Power	Options Exercisable Within 60 Days	Other Beneficial Ownership	Total(1)	Percent of Class Outstanding(2)
Frank Neukomm (3)	401,440	-	-	401,440	1.33%
Robert Farr (4)	401,440	-	-	401,440	1.33%
All current directors and executive officers as a group (2 persons)	802,880	-	-	802,880	2.67%
____________________
*	Indicates less than one percent.

(1)
The calculation of total beneficial ownership for each person in the table above is  based upon the number of shares of common stock beneficially owned by such person, together with any options, warrants, rights, or conversion privileges held by such person that are currently exercisable or exercisable within 60 days of the date of this prospectus.

(2)
Based on 30,092,314 shares of our common stock, par value $0.00001 per share, outstanding as of February 24, 2015. Excludes voting rights applicable to shares of our preferred stock.  See footnotes (3) and (4) for a discussion of the percentage of outstanding voting rights beneficially held when taking into account our shares of preferred stock.

(3)
In addition to the shares of common stock shown above, Mr. Neukomm holds 50,000,000 shares of our Series A Preferred Stock which are convertible into common stock on a 1:250 basis and are entitled to vote together with holders of our common stock on all matters upon which our common stockholders may vote. If the votes of the preferred stock are taken into account, Mr. Neukomm would beneficially hold 38.74% of the voting securities of the Company.

(4)
In addition to the shares of common stock shown above, Mr. Farr holds 50,000,000 shares of our Series A Preferred Stock which are convertible into common stock on a 1:250 basis and are entitled to vote together with holders of our common stock on all matters upon which our common stockholders may vote. If the votes of the preferred stock are taken into account, Mr. Farr would beneficially hold 38.74% of the voting securities of the Company.

NO DISSENTER’S RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights of appraisal with respect to the amendment of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee.  No director has informed us that he intends to oppose the Amendment.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934.  You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders.  We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 2525 Robinhood Street, Suite 1100, Houston, TX  77005, or by calling us at (281) 436-6036.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Frank Neukomm
Frank Neukomm
Chief Executive Officer
February 27, 2015